Exhibit 10.2

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

SIXTH AMENDMENT OF THE RESEARCH AND COMMERCIAL LICENSE OPTION AGREEMENT

The Parties to the Research and Commercial License Option Agreement of October 1, 2005 as previously amended (“Agreement”), Sangamo BioSciences, Inc., a Delaware corporation having its principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), and Dow AgroSciences LLC, a Delaware limited liability company having its principal place of business at 9330 Zionsville Road, Indianapolis, IN 46268 (“DAS”), hereby further amend the Agreement as follows:

A. Sangamo acknowledges that it has received all payments due from DAS for research during the 2009 portion of the Subsequent Research Term (this work is described in Section 8.3(b) as amended by the Second Amendment of the Research and Commercial License Option Agreement).

B. Section 8.3 (b) of the Agreement is hereby further amended to designate the text as amended by the Second Amendment as subsection “(i)” and to add the following subsection “(ii)”:

(ii) Research during 2010-2011 portion of Subsequent Research Term

a. DAS and Sangamo agree to carry out, subject to 8.3(b)(ii) e, the four research projects described in attached documents labeled “Project 2010-A”, “Project 2010-B”, Project 2010-C, and Project 2010-D.”

b. The total 2010 budget for the four projects is $[***]. DAS will pay this amount in two payments. A first payment of $[***] will be made on September 30, 2010, and the remaining $[***] will be paid on December 31, 2010.

c. Project 2010-C and 2010-D extend into 2011, and the total 2011 budget for these two projects is $[***]. DAS will pay this amount in four equal payments of $[***], due on January 1, April 1, July 1, and October 1 of 2011.

d. Sangamo will send invoices and DAS will pay within thirty (30) days of receiving each invoice.

e. DAS may cancel any part of the work to be carried out under Section 8.3(b)(ii) on ninety (90) days written notice.

C. Except as amended hereby or pursuant to other duly made amendments, the Agreement shall remain in full force and effect. Those amendments made herein shall be effective as of the Sixth Amendment Effective Date.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the Parties have executed this Sixth Amendment of the Research and Commercial License Option Agreement in duplicate originals by their proper officers as of August 27, 2010 (“Sixth Amendment Effective Date”).

AGREED TO AND ACCEPTED BY:

Sangamo Biosciences, Inc.		Dow AgroSciences LLC

By:	/s/ Edward O. Lanphier II	By:	/s/ Antonio Galindez
Antonio Galindez
Title:	President and CEO	President and CEO

Date:	8/27/10	Date:	8/27/10

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